Exhibit 4.2


                             INVESTORS RIGHTS AGREEMENT


               THIS INVESTORS RIGHTS AGREEMENT (this "Agreement") dated as of May 22, 1998, is entered into by and among Stratus Properties Inc., a Delaware corporation (including its successors, the "Company"), and Oly/Stratus Equities, L.P., a Texas limited partnership ("Olympus").

               NOW, THEREFORE, for and in consideration of the premises, mutual covenants, and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS


               I.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                    "Advice"  shall   have  the   meaning  set   forth   in
               Section 3.6.

                    "Affiliate" shall mean, with respect to any Person, any
               Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person. For purposes of this definition, "control" and "controlled by" and when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise, but shall not be deemed to include, solely because of the ownership of the voting securities of such Person, any Person who owns not more than 25% of the ordinary voting power for the election of directors or other governing body of such Person.

                    "Agreement"  shall  mean  this  Agreement,  as  may  be
               amended from time to time.

                    "Blockage Notice" shall have  the meaning set forth  in
               Section 2.2.2(e).

                    "Blockage Period" shall have  the meaning set forth  in
               Section 2.2.2(e).

                    "Board Designee" shall  have the meaning  set forth  in
          Section 2.1.1.

                    "Board of Directors" shall mean the board of directors of the Company.

                    "Business Day" shall  mean a day  that is  not a  Legal
               Holiday.

                    "Change of Control" shall mean the occurrence of one or
               more of the following events: a majority of the Board of Directors shall consist of persons who are not Continuing Directors, or the acquisition by any person or group, of related persons for
<Page 1>
               purposes  of  Section  13(d)  of  the
               Exchange Act (other than Olympus, any of its Affiliates, or any of their respective officers or directors), of the power, directly or indirectly, to vote or direct the voting of securities having more than 30% of the ordinary voting power for the election of directors of the Company.

                    "Common Stock" shall mean  shares of the Common  Stock,
               $0.01 par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

                    "Common  Stock   Equivalents"   shall   mean,   without
               duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                    "Company" shall  have  the  meaning set  forth  in  the
               introductory paragraph hereof.

                    "Continuing Director"  shall mean,  as of  the date  of
               determination, any person who (i) was a member of the Board of Directors on the date hereof, (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election, or (iii) is a Board Designee.

                    "Deferral Default" shall have the meaning set forth  in
               Section 2.2.2(d).

                    "Deferral Offering" shall have the meaning set forth in
               Section 2.2.2(d).

                    "Deferral  Registration  Statement"   shall  have   the
               meaning set forth in Section 2.2.2(d).

                    "Demand Registration" shall have the meaning set  forth
               in Section 3.1.1.

                    "Demand Request" shall  have the meaning  set forth  in
               Section 3.1.1.

                    "Exchange Act" shall mean  the Securities Exchange  Act
               of  1934,  as  amended,   and  the  rules  and   regulations
               promulgated by the SEC thereunder.

                    "Excluded Registration" shall mean a registration under
               the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to Section 3.1,
               (ii) securities registered on Form S-8 or any similar successor form, (iii) securities registered to effect the acquisition of or combination with another Person, and (iv) securities registered on Form S-4 or any similar successor form solely to effect any exchange of outstanding securities.

                    "Holder" shall  mean  (i)  Oly/Stratus  Equities,  L.P.
               (ii) any direct or indirect transferee of any such securityholder who shall become a party to this Agreement and
<Page 2>
               entitled to the benefits of Articles III, IV, and V pursuant to Section 7.4 hereof.

                    "Inspectors"  shall  have  the  meaning  set  forth  in
               Section 3.5(ix).

                    "Legal Holiday"  shall have  the meaning  set forth  in
               Section 7.2.

                    "Material Adverse Effect"  shall have  the meaning  set
               forth in Section 3.1.4.

                    "NASD"  shall   mean   the  National   Association   of
               Securities Dealers, Inc.

                    "Observer Designee" shall have the meaning set forth in
               Section 2.1.2.

                    "Olympus" shall  mean  Oly/Stratus  Equities,  L.P.,  a
               Texas limited partnership, and its permitted successors and assigns.

                    "Optional Repurchase Event" shall have the meaning  set
               forth in Section 2.2.2(a).

                    "Person"  or  "person"   shall  mean  any   individual,
               corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or other agency or political subdivision thereof.

                    "Preferred Stock"  shall mean  shares of  the Series  B
               Participating Preferred Stock, $0.01 par value per share, of the Company, and any capital stock (other than Common Stock of the Company) into which such Preferred Stock thereafter may be changed.

                    "Records"  shall  have   the  meaning   set  forth   in
               Section 3.5(ix).

                    "Redemption Notice" shall have the meaning set forth in
               Section 2.2.2.

                    "Redemption Price" shall have the meaning set forth  in
               Section 2.2.2.

                    "Registrable Shares"  shall mean  at any  time  (a) the
               Preferred Stock and (b) any shares of Common Stock issued or issuable pursuant to (i) the redemption of the Preferred Stock or (ii) the conversion of the obligations outstanding under that certain Loan Agreement (as it may be amended and in effect from time to time, the "Loan Agreement"), dated on or about the date hereof, among the Company, Stratus Ventures I Borrower L.L.C., and Oly Lender Stratus, L.P., in each case owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or (y) which have been sold pursuant to Rule 144 of the SEC under the Securities Act.

                    "Registration Expenses"  shall  have  the  meaning  set
               forth in Section 3.6.
<Page 3>
                    "Regulation D"  shall  mean  Regulation  D  promulgated
               under the Securities Act by the SEC.

                    "Repurchase Notice" shall have the meaning set forth in
               Section 2.2.2(b).

                    "Repurchase Price" shall have the meaning set forth  in
               Section 2.2.2(a).

                    "Requesting Holder" shall have the meaning set forth in
               Section 3.1.1(a).

                    "Required Filing Date" shall have the meaning set forth
               in Section 3.1.1(b).

                    "Required Holders"  shall  mean Holders  who  then  own
               beneficially more than 50% of the aggregate number of shares of Preferred Stock subject to this Agreement.

                    "SEC"  shall   mean   the   Securities   and   Exchange
               Commission.

                    "Securities" shall mean the Preferred Stock and  Common
               Stock issued or issuable pursuant to (i) the redemption of the Preferred Stock or (ii) the conversion of the obligations outstanding under the Loan Agreement.

                    "Securities Act" shall mean the Securities Act of 1933,
               as amended, and the rules and regulations promulgated by the SEC thereunder.

                    "Seller Affiliates" shall have the meaning set forth in
               Section 3.8.1.

                    "Senior  Dividend  Stock"  shall  mean  each  class  of
               capital stock of the Company or series of preferred stock of the Company created on or after the date hereof the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividends and on parity with the Preferred Stock as to distributions upon liquidation, winding-up and dissolution of the Company.

                    "Senior Nonmonetary Default" shall have the meaning set
               forth in Section 2.2.2(e).

                    "Senior Payment  Default" shall  have the  meaning  set
               forth in Section 2.2.2(e).

                    "Subsidiary" of  any Person  shall  mean any  Person  a
               majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors or other governing body of such Person, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

                    "Suspension Notice" shall have the meaning set forth in
               Section 3.6.

                    "Transfer" shall mean any  disposition of any  Security
               or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.
<Page 4>
                    "Transfer Notice" shall have  the meaning set forth  in
               Section 5.3.

               I.2 Rules of Construction. Unless the context otherwise requires, all references to "Articles" and "Sections" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated:
          (i) "or" shall mean "and/or"; (ii) "day" shall mean a calendar day; (iii) "including" or "include" shall mean "including without limitation"; and (iv) "law" or "laws" shall mean statutes, regulations, rules, judicial orders and other legal pronouncements having the effect of law. Whenever any provision of this Agreement requires or permits a party to take or omit to take any action, or make or omit to make any decision, unless the context clearly requires otherwise, such provision shall be interpreted to authorize an action taken or omitted, or a decision made or omitted, by the party acting alone and in good faith.

               1.3 Other Definitions. Certain capitalized terms used in this Agreement, but not defined in this Article I, shall have the meanings set forth elsewhere in this Agreement.


                                     ARTICLE II
                  MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES


               II.1 Board of Directors.


                    II.1.1 Board Representation. Subject to Section 2.1.4, for so long as at least 50.1% of the shares of the Preferred Stock outstanding on the date hereof remain outstanding and beneficially owned by Olympus, Olympus shall have the exclusive right to appoint the greater of one director or 20% of the members of the Board of Directors. Subject to Sections 2.1.3 and 2.1.4, on or promptly after the date Olympus provides the Company with written notice of Olympus' election to designate Board Designees pursuant to this Section 2.1.1, the Company agrees to take all action required to cause the Board of Directors to at all times include those Board Designees elected by Olympus.

                    II.1.2 Observer Rights. For so long as at least 50.1% of the shares of Preferred Stock outstanding on the date hereof remain outstanding and beneficially owned by Olympus, if Olympus fails to designate directors or terminates its  right  to designate  directors  pursuant  to
               Section 2.1.1, Olympus shall be entitled to, in lieu of designating such Board Designees, have two designees attend all meetings of the Board of Directors and each committee thereof (each, an "Observer Designee"). In the event that Olympus has designated any Observer Designee pursuant to this Section 2.1.2, Olympus and each such Observer Designee shall enter into a confidentiality agreement with the Company in form and substance reasonably satisfactory to each of Olympus and the Company. No Observer Designee shall be entitled to vote on any matters presented to the Board of Directors or to such committees. The Company shall give written notice, including any proposed agenda to Olympus, of each such meeting at the same time and in the same manner as the members of the Board of Directors (or any committee thereof) receive notice of such meetings. Olympus shall be
               entitled  to  receive  all   written  materials  and
<Page 5>
               other
               information  given  to  the  directors  of  the  Company  in connection with such meetings at the same time such materials are given to such directors. If the Company proposes to take action by written consent in lieu of a meeting of the Board of Directors, the Company shall (i) orally notify Olympus 72 hours in advance of the date such consent is first proposed to be executed by the directors of the Company, and (ii) give a copy of such consent to Olympus at the same time as such materials are given to the members of the Board of Directors, which in any case shall be at least 24 hours prior to the date such consent is first proposed to be executed by the directors of the Company. Notwithstanding the foregoing provisions of this
               Section 2.1.2, the Company reserves the right not to provide information or to exclude Observer Designees from portions of any meeting of the Board of Directors (or committee thereof) if (i) delivery of such information or attendance at such portion of any such meeting by the Observer Designees would, in the opinion of counsel to the Company, cause the Company to lose or waive the attorney-client privilege between the Company and its counsel, or (ii) the subject matter of such information or agenda of such portion of any meeting is reasonably related to consideration of the Company's relationship with Olympus or any of its Affiliates or any transaction between the Company or any of its
               Affiliates on  the  one hand,  and  Olympus or  any  of  its
               Affiliates on  the  other hand,  and  the delivery  of  such information or  attendance  at  any  such  portion  of  such meeting would, in the opinion of counsel of the Company, adversely affect the ability of the Company or its Affiliate to negotiate in good-faith and on an arms-length basis with Olympus or its Affiliate. In the event the Company withholds information or excludes an Observer Designee from a portion of any meeting of the Board of Directors pursuant to the preceding sentence, the Company shall provide Olympus with a written statement identifying the subject matter of the information withheld or discussion from which the Observer Designee was excluded (which notice need not include any description of the legal advice rendered during such meeting).

                    II.1.3 Vacancies. If, prior to his election to the Board of Directors pursuant to Section 2.1.1, any Board Designee shall be unable or unwilling to serve as a director of the Company, Olympus shall be entitled to nominate a replacement who shall then be a Board Designee for purposes of this Section 2.1. If, following an election to the Board of Directors pursuant to Section 2.1.1, any Board Designee shall resign, be removed at the request of Olympus or be unable to serve for any reason prior to the expiration of his term as a director of the Company, Olympus shall, within 30 days of such event, notify the Board of Directors in writing of a replacement Board Designee, and the Company shall take all such actions as it is legally empowered to take at the earlier of the next regularly scheduled regular meeting of the Board of Directors or a special meeting thereof to be called not later than 30 days after receipt of notice of the replacement Board Designee for the purpose of filling positions on the Board of Directors or in any written consent executed in lieu of such a meeting to cause the replacement Board Designee to be elected to the Board of Directors. If Olympus requests that any Board Designee designated by Olympus be removed as a director (with or without cause) by written notice thereof to the Company, then the Company shall take all actions permitted by its certificate of incorporation and the General Corporation Law of the State of Delaware that are necessary to effect such removal upon such request.

                    II.1.4 Termination of Rights. The right of Olympus to designate directors under
<Page 6>
               Section 2.1.1 shall  terminate
               upon the first to occur of (i) the termination or expiration of this Agreement or this Article II, (ii) such time as Olympus elects in writing to terminate its rights under this
               Article II,  or  (iii) such  time   as  Olympus  ceases   to
               beneficially own at least 50.1% of the shares of the Preferred Stock outstanding on the date of this Agreement.

                    II.1.5 Costs and Expenses. The Company shall reimburse any Board Designee or Observer Designee for all reasonable out-of-pocket expenses incurred in connection with his participation in meetings of the Board of Directors (and committees thereof) of the Company on the same basis as it reimburses its other directors.

               II.2 Transactions Permitting Optional Redemption.

                    II.2.1 The Company agrees that, if the Company takes any of the following actions, directly or indirectly, without the prior written consent of Olympus, then Olympus shall have the repurchase option described in Section 2.2.2:

                         (a) redeem, purchase, or otherwise acquire in one transaction or in a series of related transactions an amount of Common Stock greater than 10% of the outstanding Common Stock;

                         (b)  voluntarily liquidate or dissolve;

                         (c) grant or issue any capital stock, stock option, or stock purchase right (other than those granted to all holders of Common Stock on a pro rata basis) to any officer, director, or employee of the Company or any of its Subsidiaries, other than (i) for compensation in amounts reasonably consistent with past practice, (ii) Common Stock issued upon exercise or conversion of any stock options outstanding on the date of this Agreement, or (iii) Common Stock or stock options granted in compliance with this clause (c);

                         (d) file a petition under any bankruptcy or insolvency law, fail to contest the filing of any involuntary petition under any bankruptcy or insolvency law, or admit in writing its bankruptcy, insolvency, or general inability to pay its debts;

                         (e)  merge or consolidate with or into any person;

                         (f) sell, lease, exchange, or otherwise transfer, in one transaction or in a series of related transactions, assets of the Company having a book value equal to or greater than 25% of the Company's total assets as of the date of the most recently prepared audited balance sheet of the Company other than in the ordinary course of business;

                         (g)  permit the occurrence of a Change of Control;

                         (h) issue any shares of Senior Dividend Stock in excess of $10,000,000 aggregate liquidation preference; or
<Page 7>
                         (i) agree to do any transaction prohibited by subsections (a) through (h) of this Section 2.2.1 without such prior written consent.

                    II.2.2 (a) So long as any shares of Preferred Stock remain outstanding and at least one owned by Olympus, upon the occurrence of the occurrence of any of the following actions or events (each, an "Optional Repurchase Event"), Olympus shall be entitled, at its option, by written notice to the Company in accordance with paragraph (b) of this
               Section 2.2.2, to require the Company to repurchase all or a portion of the shares of Preferred Stock held by Olympus, as follows:

                              i) at any time following the date of this Agreement, in the case of an occurrence of any of the events or actions specified in subsections (a), (c),
                    (e), (f), (g) or (i) of Section 2.2.1 without the prior written consent of Olympus, Olympus shall have the right to require the Company to repurchase all or a portion of the shares of Preferred Stock then held by Olympus in an amount equal to $5.84 per share, plus an amount equal to accrued and unpaid dividends thereon, if any, to the date of repurchase;

                              ii) at any time on or after May 22, 2001, Olympus shall have the right to require the Company to repurchase all or a portion of the shares of Preferred Stock then held by Olympus in an amount equal to the Participation Price (as defined in the Certificate of Designations governing the Preferred Stock) per share; and

                              iii) at any time following  the date of  this
                    Agreement, in the case of an occurrence of any of the events or actions specified in subsections (b), (d) or
                    (h) of Section 2.2.1 without the prior written consent of Olympus, Olympus shall have the right to require the Company to repurchase all or a portion of the shares of Preferred Stock then held by Olympus in an amount equal to the greater of (A) $5.84 per share, plus an amount equal to accrued and unpaid dividends thereon, if any, to the date of repurchase, and (B) the Participation Price per share (the amount to be paid to Olympus to repurchase the Preferred Stock described in subsections
                    i), ii) and iii) of this Section 2.2.2(a) is referred to collectively herein as the "Repurchase Price").

                         (b)  To exercise  the  optional  repurchase  right
               described in this Section 2.2.2, Olympus shall deliver to the Company (if an Optional Repurchase Event described in subsections i) or iii) of Section 2.2.2(a) above, not later than 30 days after Olympus receives notice of such occurrence) a notice of repurchase ("Repurchase Notice"), accompanied by the certificate for the shares of Preferred Stock to be repurchased. Any Repurchase Notice shall state
               (1) that Olympus is requiring the Company to repurchase shares of Preferred Stock pursuant to this Section 2.2.2,
               (2) the Optional Repurchase Event giving rise to such repurchase, and (3) the number of shares of Preferred Stock held by Olympus which are to be repurchased. In no event later than 20 Business Days following receipt of such Repurchase Notice by the Company, the Company shall, except as provided in Section 2.2.2(c) and (d) below, make payment in immediately available funds of the Repurchase Price to Olympus as specified in the Repurchase Notice. Upon
<Page 8>
               repurchase of less than all of the shares of Preferred Stock evidenced by a particular certificate, promptly but in no event later than ten Business Days after surrender of such certificate to the Company, the Company shall issue a replacement certificate for the shares of Preferred Stock that have not been repurchased.

                         (c) Notwithstanding anything in this Agreement to the contrary, the Company may, upon written notice to Olympus within seventeen Business Days of the date of the Repurchase Notice, elect to pay all or a portion of the Repurchase Price for the Preferred Stock in Common Stock, by delivering that number of whole shares of Common Stock to Olympus equal to (x) the Repurchase Price per share, divided by (y) the average Common Stock Price for the ten trading days immediately preceding the Repurchase Notice, the result of which is then multiplied by (z) the number of shares of Preferred Stock to be so repurchased from Olympus by payment in shares of Common Stock, and, in the case of any fractional share of Common Stock, rounded to the nearest number of whole shares; provided, however, that the Company may only pay any Repurchase Price in shares of Common Stock if, as of the date of delivery of such shares of Common Stock, the Common Stock is then registered under Section 12(b) or 12(g) under the Exchange Act and listed on the New York Stock Exchange or the American Stock Exchange, or approved for quotation on the Nasdaq Stock Market's National Market System.

                         (d)  In the event of a repurchase of any or all of
               the outstanding shares of Preferred Stock for which the Company has elected to pay the Repurchase Price in whole or in part in cash, the Company may, by written notice to Olympus within eight Business Days of the Repurchase Notice, elect to defer the repurchase of the Preferred Stock set forth in the Repurchase Notice, solely with respect to the portion of shares of Preferred Stock that the Company elects to redeem in cash, for a period of no longer than 180 days from the date of such written notice for the purpose of effecting a public offering (the "Deferral Offering") by the Company of shares of Common Stock; provided that (i) the Company shall file with the SEC within 45 days of the date of such Repurchase Notice a registration statement (the "Deferral Registration Statement") under the Securities Act with respect to such Deferral Offering, (ii) the Company shall designate the use of proceeds to the Company from such Deferral Offering in the prospectus forming a part of such
               Deferral Registration Statement for the repurchase in cash of the Preferred Stock in accordance with this Agreement, and (iii) the Deferral Offering shall be consummated and the date fixed for repurchase on or prior to 180 days following the date of such Repurchase Notice. In the event that (x) the Deferral Registration Statement is not filed within 45 days following the date of such Repurchase Notice or (y) the Deferral Offering is not consummated within 180 days following the date of such Repurchase Notice (each of (x) and (y) being referred to herein as a "Deferral Default"), the Company shall, within ten Business Days after such Deferral Default, pay the Repurchase Price on all shares of Preferred Stock called for repurchase in accordance with this Section 2.2.2.

                         (e)  The obligation  of  the Company  to  pay  the
               Repurchase Price in cash pursuant to an Optional Repurchase Event shall be fully subordinated to the Company's Senior Debt (as such term is defined in the Loan Agreement) in accordance with the provisions of this Section 2.2.2(e). The Company may not make any cash payments on
<Page 9>
               account of the
               Preferred Stock if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on any Specified Senior Debt (as such term is defined in the Loan Agreement), the payment of commitment or facility fees, letter of credit fees or agency fees under any Specified Senior Debt, or payments with respect to letter of credit reimbursement arrangements with one or more lenders under the credit or other agreement evidencing any Specified Senior Debt when due (a "Senior Payment Default"). Following the occurrence of an event of default (other than a Senior Payment Default) under any Specified Senior Debt permitting the holders of such Specified Senior Debt (or a trustee or agent on behalf thereof) to accelerate the maturity thereof, or the occurrence of an event which with the passage of time or the giving of notice, or both, could become such an event of default (a "Senior Nonmonetary Default") and, in each case, following the giving of notice thereof to Parent in accordance with the terms governing the relevant Specified Senior Debt (a "Blockage Notice"), Parent may not make any payments on account of the Payment Obligations for a period (a "Blockage Period") commencing on the date the Company receives the Blockage Notice, and ending on the earliest of
               (i) 179 days after such date, (ii) the date, if any, on which such Senior Nonmonetary Default is waived or otherwise cured and (iii) the date, if any, on which such Blockage Period shall have been terminated by written notice to the Company from the holders of the relevant Specified Senior Debt (or a trustee or agent on behalf thereof).

                    Upon any payment or distribution of assets of any  kind
               or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or upon bankruptcy, insolvency, receivership or other proceedings, then and in such event, all principal, premium (if any) and interest and all other amounts due or to become due upon all the Company's Senior Debt shall first be paid in full before the holders of the Preferred Stock shall be entitled to receive or retain any assets so paid or distributed in respect of the Preferred Stock; and, upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of any kind or character, whether in cash, property or securities, that the holders of the Preferred Stock would be entitled to, except as otherwise provided herein, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distributions, or by the holders of the Preferred Stock if received by them, directly and ratably to the holders of the Company's Senior Debt, to the extent necessary to pay in full all the Company's Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of the Company's Senior Debt, before any payment or distribution is made to the holders of the Preferred Stock.

                    Each  holder  of  shares  of  Preferred  Stock   hereby
               irrevocably authorizes and empowers (without imposing any obligation on) the holders of the Company's Senior Debt (or any trustee or agent on behalf thereof), under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such the Company's Senior Debt holder's ratable share of the full amount of the Redemption Price on the Preferred Stock in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action
<Page 10>
               (including,
               without limitation, the right to participate in any composition of creditors and the right to vote such the Company's Senior Debt holders' ratable share of the Redemption Price at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Preferred Stock, as such the Company's Senior Debt holder or its representative may deem necessary or desirable for the enforcement of these subordination provisions.

                    If any payment or distribution of assets of any kind or
               character, whether in cash, property or securities, shall be collected or received by any holder of the Preferred Stock and such holder shall not be permitted under the terms of this instrument to receive or retain such payment or distribution, such holder shall forthwith turn over the same to the Company's Senior Debt holders for their ratable benefit in the form received (except for the endorsement or the assignment of such holder when necessary) and, until so turned over, the same shall be held in trust by such holder as the property and for the ratable benefit of the Company's Senior Debt holders.

               II.3 Other Activities of Olympus; Fiduciary Duties. It is understood and accepted that Olympus and its Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Agreement shall limit the current or future business activities of Olympus whether or not such activities are competitive with those of the Company or its Subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company, any of its Subsidiaries, or Olympus, of any fiduciary or other duties or obligations they may have to the Company or the stockholders of the Company.

                                     ARTICLE III
                                 REGISTRATION RIGHTS


               III.1     Demand Registration.


                    III.1.1   Request for Registration.

                         (a) Holders of an aggregate of at least twenty percent (20%) of the total number of Registrable Shares held by all Holders (the "Requesting Holders") may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its Registrable Shares (a "Demand
                    Registration"), provided, that the anticipated aggregate gross proceeds to the Requesting Holders therefrom would be at least $5,000,000.

                         (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to
                    Section 3.1.6,  the  Company  shall  file  the   Demand
                    Registration within 90 days after receiving a Demand Request (the "Required Filing Date") and shall use its best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that the Company need effect only two Demand Registrations pursuant to Demand Requests made under Section 3.1.1(a); provided, further, that if any Registrable Shares requested to be registered pursuant to a Demand Request
<Page 11>
                    made  under
                    Section 3.1.1(a) are excluded from the applicable Demand Registration pursuant to Section 3.1.4, and such Demand Registration would otherwise be the last Demand Registration permitted under this Section 3.1, the Requesting Holders shall have the right, with respect to each such exclusion, to request one additional Demand Registration under Section 3.1.1(a).

                    III.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all
               Registration Expenses in connection with such withdrawn registration); provided, however, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

                    III.1.3 Selection of Underwriters. If the offering of Registrable Shares pursuant to a Demand Registration is to be in the form of a "firm commitment" underwritten offering, the Requesting Holders shall select a nationally recognized investment banking firm or firms to manage the underwritten offering and provide timely notice to the Company of such selection; provided, however, that such selection shall be subject to the prior written consent of the Company, which shall not be unreasonably withheld or delayed.

                    III.1.4 Priority on Demand Registrations. If a Demand Registration is to be accomplished through an underwritten sale, no securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in the Demand
               Registration unless the managing underwriter shall advise the Company and the Requesting Holders in writing that, in its opinion, the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). In the event the managing  underwriter  shall  advise  the  Company  and  the
               Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares to be included in such Demand Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated among the Requesting Holders pro rata based upon the number of Registrable Shares requested to be included in such registration by each such Requesting Holder. In the event, however, the managing underwriter advises the Company and such other Persons entitled to participate therein that a portion of their securities may be included in the Demand Registration without a Material Adverse Effect, those securities shall be included in such proportions as the Company and such other Persons may agree among themselves.

                    III.1.5 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within 10 days) give written notice of such
<Page 12>
               proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 3.1.

                    III.1.6 Deferral of Filing. Subject to Section 3.3, the Company may defer the filing (but not the preparation) of a registration statement required by Section 3.1 until a date not later than 75 days after the Required Filing Date (or, if longer, 75 days after the effective date of the registration statement contemplated by clause (ii) of this
               Section 3.1.6) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 3.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.1.6, the Company shall promptly (but in any event within 15 days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 3.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. After receiving such certificate and (x), until 20 days after notification from the Company that the deferral has been lifted or (y) the end of the deferral period, whichever is earlier, the holders of a majority of the Registrable Shares held by the Requesting Holders may withdraw such Demand Request by giving notice to the Company. If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 3.1.6 only once.

<Page 13>

               III.2     Piggyback Registrations.

                    III.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the
               Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 30 days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Shares in such registration statement, subject to the limitations contained in Section 3.2.2. Each Holder who desires to have its Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 20 days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this Section 3.2.1 by giving written notice to the Company of such withdrawal not less than five days prior to the effective date of such registration statement. Subject to Section 3.2.2, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

                    III.2.2   Priority on Registrations.

                         (a)  If the registration  subject to this  Section
                    3.2 is to be accomplished through an underwritten sale, the Registrable Shares requested to be included in the registration statement by any Holder differ from the type of securities proposed to be registered by the
                    Company, and the managing underwriter advises the Company in writing that, in its reasonable opinion, due to such differences the inclusion of such Registrable Shares would cause a Material Adverse Effect, then (i) the number of such Holder's or Holders' Registrable Shares to be included in the registration statement shall be reduced to an amount which, in the reasonable judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the reasonable judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Shares from such registration statement provided no other securities of such type are included and offered for the account of any other Person in such registration statement. Any partial reduction in the number of Registrable Shares to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (including Requesting Holders) who have requested (pursuant to contractual registration rights) to include, or who otherwise have been permitted to include, their shares in such registration statement.
<Page 14>
                         (b)  If the registration  subject to this  Section
                    3.2 is to be accomplished through an underwritten sale, the Registrable Shares requested to be included in the registration statement are of the same type as the securities being registered by the Company, and the managing underwriter advises the Company in writing that, in its reasonable opinion, the inclusion of such Registrable Shares would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Requesting Holder, only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (including Requesting Holders but excluding the Company) who have requested (pursuant to contractual registration rights) to include, or who have been permitted to include their shares, in such registration statement.

                         (c)  If as  a result  of  the provisions  of  this
                    Section 3.2.2 any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement.

               III.3     Information by Requesting Holders.

                         (a) No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such Person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and, if a Demand Registration, a majority of Registrable Shares held by the Requesting Holders and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; further provided, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of its Registrable Shares pursuant to such registration.
<Page 15>

               III.4 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees (and the Company agrees to use its best efforts to cause its Affiliates and other stockholders to agree) not to effect any public sale (except, if applicable, as part of such underwritten registration) or private offer or distribution of any Common Stock or Common Stock Equivalents during the 10 Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 120 days) as the managing underwriter may require.

               III.5 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                    (i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

                    (ii) prepare and  file with  the SEC  such  amendments,
               post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 60 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                    (iii)     furnish to each seller of Registrable  Shares
               and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein, and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 3.6, the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment, or supplement is a part);

                    (iv) use its best efforts  to register or qualify  such
               Registrable Shares under the securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or
<Page 16>
               advisable to  enable
               each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv) or (B) consent to general service of process in any such jurisdiction);

                    (v) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in an effective registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus, or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (vi) make  generally   available   to   the   Company's
               securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover such 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                    (vii) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                    (viii)    cooperate with the  sellers and the  managing
               underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
<Page 17>
                    (ix) promptly make  available  for  inspection  by  any
               seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant, or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (ix) if
               (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or
               (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to clause (A) or (B) of this subparagraph (ix) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and further provided, however, that each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                    (x)  furnish to each  seller and  underwriter a  signed
               counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

                    (xi) cause  the  Registrable  Shares  included  in  any
               registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or if none are then listed, on which the managing underwriter for such offering shall request, or (B) authorized to be quoted and/or listed (to the extent applicable) on the NASD Automated Quotation System or The Nasdaq Stock Market's National Market if the Registrable Shares so qualify;

                    (xii) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

                    (xiii) cooperate with each seller and each underwriter participating in the disposition of such
               Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD;

                    (xiv) during the period when the prospectus is required to be delivered under the
<Page 18>
               Securities Act,  promptly
               file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

                    (xv) notify each underwriter and seller of  Registrable
               Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                    (xvi) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

                    (xvii) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

                    (xviii)   advise  each  seller   of  such   Registrable
               Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.


               III.6 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3.5(v)(C) such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period regarding the effectiveness of registration statements set forth in Section 3.5(ii) shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its best efforts and take all such actions as are reasonably necessary to render the Advice as promptly as practicable.

               III.7 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article III, including all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD
          (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the
<Page 19>
          Registrable Shares in  a form eligible  for
          deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Company's internal expenses (including, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees or any broker-dealer charges attributable to the sale of the Registrable Shares or any counsel (except as provided above), accountants, or other persons retained or employed by the Holders.
<Page 20>

               III.8     Indemnification.

                    III.8.1   In the  event  of  any  registration  of  any
               Registrable Shares under the Securities Act pursuant to this
               Article III, the Company shall indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several
               (including, attorneys' fees and disbursements except as limited by Section 3.8.3) based upon, arising out of, related to, or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus (if used within the period during which the Company is required to keep the registration statement in which such prospectus is contained current pursuant to the terms of this Agreement or the Securities
               Act), or  preliminary  prospectus  (if  used  prior  to  the effective date of the registration statement) or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to, or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, investigation, or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to, or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under clause (A) or (B) of this Section 3.8.1; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 3.8.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                    III.8.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, reasonable attorneys' fees and disbursements except as limited by Section 3.8.3) resulting from any untrue statement or alleged untrue statement of a
<Page 21>
               material  fact contained in the  registration
               statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; further provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

                    III.8.3   Any  Person   entitled   to   indemnification
               hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and
               (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses,
               (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (Z) in the indemnified party's reasonable judgment a conflict of interest between the indemnified party and the indemnifying party may exist into respect to such claims. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably conditioned, delayed, or withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
<Page 22>
                    III.8.4   Each party  hereto agrees  that, if  for  any
               reason  the  indemnification   provisions  contemplated   by
               Section 3.8.1 or 3.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities, or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.8.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one person for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 3.8.3, defending any such action or claim. Notwithstanding the provisions of this Section 3.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section
               3.8.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint. If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections
               3.8.1 and 3.8.2 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 3.8.2.

                    III.8.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.
<Page 23>
               III.9 Limitations on Future Registration Rights. The Company shall not in the future grant any Person registration rights in respect of Preferred Stock, Common Stock, or Common Stock Equivalents more favorable than, or materially inconsistent with, those granted to the Holders herein unless the Company shall concurrently modify and amend this Agreement to provide to the Holders the benefits of any such more favorable provisions.

               III.10    Rule  144  Reporting.    With  a  view  to  making
          available to the Holders the benefits of certain rules and regulations of the SEC that permit the sale of the shares of any class or series of capital stock to the public without registration, after the completion of any registration pursuant to this Article III, the Company shall: (i) use its best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, or any successor provision thereto, at all times, (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (iii) so long as a Holder owns any shares of any class or series of capital stock, to furnish to such Holder forthwith upon its request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act.

                                     ARTICLE IV
                               TRANSFERS OF SECURITIES


               IV.1 Transfer and Exchange. Subject to the limitations described in Article V hereof, when Securities are presented to the Company with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements of this Agreement for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

               IV.2 Replacement of Securities. If a mutilated Security is surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Security has been lost, destroyed, or wrongfully taken, the Company shall issue a replacement Security if the Company's requirements are met. If required by the Company, such securityholder must provide a lost security affidavit and an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered. The Company may charge such securityholder for its reasonable out-of-pocket expenses in replacing a Security which has been mutilated, lost, destroyed, or wrongfully taken.

                                      ARTICLE V
                               LIMITATION ON TRANSFERS


               V.1 Restrictions on Transfer. The Securities shall not be Transferred or otherwise conveyed, assigned, or hypothecated
          before  satisfaction   of  (i)   the  conditions   specified   in
<Page 24>
          Sections 5.1, 5.2, and 5.3, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Security, and (ii) Article IV. Any purported Transfer in violation of this Article V, and/or, if applicable, Article IV shall be void ab initio and of no force or effect. Other than Transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 under the Securities Act otherwise permitted hereunder, each Holder will cause any proposed transferee of any Security or any interest therein held by it to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

               V.2  Restrictive Legends.

                    V.2.1 Securities Act Legend. Except as otherwise provided in Section 5.4, each Security held by a Holder, and each Security issued to any subsequent transferee of such Holder, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                    V.2.2 Other Legends. Except as otherwise permitted by the last sentence of Section 5.1, each Security issued to each Holder or a subsequent transferee shall include a legend in substantially the following form:

                    THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS AS SET FORTH IN THE INVESTORS RIGHTS AGREEMENT DATED AS OF MAY 22, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

               V.3 Notice of Proposed Transfers. Prior to any Transfer or attempted Transfer of any Security, the Holder of such Security shall (i) give five Business Days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and (ii) either (A) provide to the Company an opinion reasonably satisfactory to the Company from counsel who shall be reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company) that the proposed Transfer of such Security may be effected without registration under the Securities Act, or (B) certify in writing to the Company that the Holder reasonably believes the proposed transferee is a "qualified institutional buyer" and that such Holder has taken reasonable steps to make the proposed transferee aware that such Holder may rely on Rule 144A under the Securities Act in effecting such Transfer. After receipt of the Transfer Notice and opinion (if required), the Company shall have five Business Days to object to the transfer by
<Page 25>
          written notice to such
          Holder describing in reasonably detail the basis for the objection, and in the absence of such notice, such Holder shall thereupon be entitled to Transfer such Security in accordance with the terms of the Transfer Notice. Each Security issued upon such Transfer shall bear the restrictive legend set forth in
          Section 5.2, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.

               V.4 Termination of Certain Restrictions. Notwithstanding the foregoing provisions of this Article V, the restrictions imposed by Section 5.2.1 upon the transferability of the Securities and the legend requirements of Section 5.2.1 shall terminate as to any Security (i) when and so long as such Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Security may be transferred without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by
          Section 5.2 shall terminate as to any Security, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new Security not bearing the restrictive legend set forth in Section 5.2.

                                     ARTICLE VI
                                     TERMINATION


               VI.1 Termination. The provisions of this Agreement shall terminate on the earlier of (i) May 22, 2004, (ii) the first date on which there ceases to be any Registrable Shares outstanding, and (iii) the date upon which the Company and each Holder mutually agree in writing to terminate this Agreement.

                                     ARTICLE VII
                                    MISCELLANEOUS

               VII.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, overnight courier, by telecopier, or first class or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided in accordance with this Section 7.1):

                    If to the Company:

                         Stratus Properties Inc.
                         98 San Jacinto Boulevard, Suite 2200
                         Austin, Texas  78701
                         Facsimile No.: (512) 478-5788
                         Attention:  William H. Armstrong, III

                    With a copy to:

                         Stratus Properties Inc.
                         1615 Poydras
                         New Orleans, LA 70112
                         Facsimile No.: (504) 585-3513
                         Attention: John G. Amato
<Page 26>
               If to any Holder, at its address listed on the signature pages hereof.

               Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered, if personally delivered or delivered by overnight courier; when receipt is electronically confirmed, if telecopied; and three calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               VII.2     Legal Holidays.    A  "Legal  Holiday"  used  with
          respect to a particular place of payment is a Saturday, a Sunday, or a day on which banking institutions at such place are not
          required to be open.   If a  payment date is  a Legal Holiday  at
          such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

               VII.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

               VII.4     Successors and Assigns.   This  Agreement and  the
          rights and obligations hereunder shall not be assigned by the Company or Olympus without the other party's prior written consent; provided, however, that whether or not an express assignment has been made pursuant to the provisions of this
          Agreement, the provisions of Articles III, IV and V of this Agreement that are applicable to the Holders as the holders of any Securities are also for the benefit of, and enforceable by and against, all subsequent holders of Securities, except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns.

               VII.5 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

               VII.6     Severability.  If any provision of this Agreement,
          or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

               VII.7     No Waivers; Amendments.
<Page 27>

                    VII.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law, in equity, or otherwise.

                    VII.7.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders.
<Page 28>


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                             STRATUS PROPERTIES INC.


                                             By: /s/ William H. Armstrong III
                                                 ----------------------------
                                             Name: William H. Armstrong III
                                             Title: President

<Page 29>




                   [SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT]



                                   OLY/STRATUS EQUITIES, L.P.

                                   By:  Oly Fund II  GP Investments,  L.P.,
                                        its General Partner

                                        By:  Oly Real  Estate Partners  II,
                                             L.P., its General Partner

                                             By:  Oly  REP  II,  L.P.,  its
                                                  General Partner

                                                  By:  Oly  Fund  II,  LLC,
                                                       its General Partner


                                                  By: /s/ Hal R. Hall
                                                      ---------------
                                                  Name: Hal R. Hall
                                                  Title: Vice President


                                   Address:  200 Crescent Court, Suite 1650
                                             Dallas, Texas  75201
                                             Facsimile:  (214) 740-7340
                                             Attention:  David D. Deniger


                                   with a copy to:

                                             Weil, Gotshal & Manges LLP
                                             100 Crescent Court, Suite 1300
                                             Dallas, Texas  75201
                                             Facsimile:  (214) 746-7777
                                             Attention:  Robert C. Feldman

<Page 30>


                             INVESTORS RIGHTS AGREEMENT
                               STRATUS PROPERTIES INC.
                                ____________________
                              Dated as of May 22, 1998

                                ____________________





                                  TABLE OF CONTENTS

                                      ARTICLE I
                                     DEFINITIONS

               1.1   Definitions .......................................  1

               1.2   Rules of Construction .............................  5

               1.3   Other Definitions .................................  6


                                     ARTICLE II
                  MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

               2.1   Board of Directors ............................      6

             2.1.1 ..........................  Board Representation       6

             2.1.2 .................................Observer Rights       6

             2.1.3 .......................................Vacancies       7

             2.1.4 ...........................Termination of Rights       8

             2.1.5 ..............................Costs and Expenses       8

               2.2   Transactions Permitting Optional Redemption .......  8

               2.3   Other Activities of Olympus; Fiduciary Duties ..... 13


                                     ARTICLE III
                                 REGISTRATION RIGHTS

               3.1   Demand Registration ............................... 13

             3.1.1 ........................Request for Registration      13

             3.1.2 .............Effective Registration and Expenses      14

             3.1.3 .......................Selection of Underwriters      14

             3.1.4 ................Priority on Demand Registrations      14

             3.1.5 .................Rights of Nonrequesting Holders      15

             3.1.6 ..............................Deferral of Filing      15



                                          i


               3.2   Piggyback Registrations ........................... 16

             3.2.1 ..............................Right to Piggyback      16

             3.2.2 .......................Priority on Registrations      17

               3.3   Information by Requesting Holders ................. 18

               3.4   Holdback Agreement ................................ 18

               3.5   Registration Procedures ........................... 19

               3.6   Suspension of Dispositions ........................ 23

               3.7   Registration Expenses ............................. 23

               3.8   Indemnification ................................... 24

               3.9   Limitations on Future Registration Rights ......... 27

               3.10  Rule 144 Reporting ................................ 27


                                     ARTICLE IV
                               TRANSFERS OF SECURITIES

               4.1   Transfer and Exchange ............................. 28

               4.2   Replacement of Securities ......................... 28


                                      ARTICLE V
                               LIMITATION ON TRANSFERS

               5.1   Restrictions on Transfer .......................... 28

               5.2   Restrictive Legends ............................... 29

             5.2.1 ...........................Securities Act Legend      29

             5.2.2 ...................................Other Legends      29

               5.3   Notice of Proposed Transfers ...................... 29

               5.4   Termination of Certain Restrictions ............... 30


                                     ARTICLE VI
                                     TERMINATION

               6.1   Termination ....................................... 30



                                         ii




                                     ARTICLE VII
                                    MISCELLANEOUS

               7.1   Notices ........................................... 30

               7.2   Legal Holidays .................................... 31

               7.3   Governing Law ..................................... 31

               7.4   Successors and Assigns ............................ 31

               7.5   Duplicate Originals ............................... 32

               7.6   Severability ...................................... 32

               7.7   No Waivers; Amendments ............................ 32


                                         iii